Exhibit 99.1

BTCS Welcomes New Independent Director to Strengthen Corporate Governance in Preparation for Planned Uplist to Senior Exchange

Internationally recognized authority and pioneer in the cryptocurrency and blockchain legal space, Carol Van Cleef, joins the BTCS Board of Directors

Silver Spring, MD – (Globe Newswire – April 1, 2021) – BTCS Inc. (OTCQB: BTCS) (“BTCS” or the “Company”), a digital asset and blockchain technology focused company, announced today the appointment of a new independent director, Carol Van Cleef, to its Board of Directors.

“We are extremely pleased to welcome Carol to our board,” stated Charles Allen, Chief Executive Officer of BTCS. “She has already provided invaluable support as an advisor to BTCS in our early years in 2014 and 2015. In addition to the vast wealth of experience and wisdom she brings as an industry expert, Carol’s appointment as our second independent director will help us further strengthen our corporate governance, a key element in our planned uplisting to a senior exchange.”

An internationally recognized authority on and pioneer in legal issues involving cryptocurrencies and blockchain technology, Ms. Van Cleef is Chair of the Blockchain and Digital Assets practice at Bradley Arant Boult Cummings LLP. With a focus on regulatory, compliance, and enforcement matters, Ms. Van Cleef has built a global reputation as a leading attorney, counsellor and problem solver working extensively across the financial services industry and throughout the cryptocurrency and blockchain communities. She represents virtual currency exchanges, blockchain developers, NFT creators and platforms, and various types of financial services and fintech companies.

In addition to her legal practice, Ms. Van Cleef serves as CEO of Luminous Group, a blockchain technology, growth advisory and risk management solutions company that also develops and delivers anti-money laundering and sanctions compliance training through the AML Training Institute. She also serves as an advisor to a number of early-stage companies in fintech and blockchain-related technologies.

“I am excited to join the BTCS board,” commented Ms. Van Cleef. “I believe my background and legal experience will be an asset to BTCS as it continues to grow its operations. BTCS was the first U.S. public company to mine bitcoin in 2014 and the first to launch a digital asset treasury strategy in 2017. I look forward to working closely with management as they continue to execute on their vision for long-term success.”

“We plan to appoint a third independent director shortly,” continued Allen. “A third independent director would make the majority of our board independent, a key requirement to list on a national securities exchange such as Nasdaq.”

About BTCS:

BTCS is an early entrant in the digital asset market and one of the first U.S. publicly traded companies focused on digital assets and blockchain technologies. The Company through its transaction verification services business actively verifies and validates blockchain transactions and is rewarded with digital assets for its work. The Company is also developing a proprietary digital asset data analytics platform that allows users to consolidate their crypto trades from multiple exchanges onto a single platform, enabling users to view and analyze their performance, risk metrics, and potential tax implications. The Company employs a digital asset treasury strategy with a primary focus on disruptive non-security protocol layer assets such as bitcoin and ethereum. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding our plans regarding uplisting to a senior exchange. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation our failure to meet the quantitative and qualitative listing requirements of the senior exchange, the exchange rejection our listing application for any reason, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2020. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com